EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the July 19, 1996 Form 8-K of Casmyn Corp. of our report dated June 18, 1996 on the financial statements of WestAmerica Corporation included in its Form 10-KSB for the year ended March 31, 1996.


TULLIUS TAYLOR SARTAIN & SARTAIN



Tulsa, Oklahoma
July 18, 1996